EXHIBIT 99.1

Endwave Reports Fourth Quarter and Full Year 2010 Financial Results

SAN JOSE, Calif., Feb. 24, 2011 (GLOBE NEWSWIRE) -- Endwave Corporation (Nasdaq:ENWV), a leading provider of high-frequency RF solutions and semiconductor products for the telecommunications, satellite communications, electronic instruments and defense and security markets, today reported financial results for its fourth quarter and full fiscal year, which ended on December 31, 2010.

Revenues for the fourth quarter of 2010 were $4.1 million. This compares with revenues of $4.1 million in the prior quarter and $3.6 million in the fourth quarter of fiscal 2009. Net loss, calculated in accordance with accounting principles generally accepted in the United States (GAAP), for the fourth quarter of 2010 was $2.0 million, or $0.20 per share. This compares with a net loss of $2.0 million, or $0.20 per share in the prior quarter, and a net loss of $3.4 million, or $0.36 per share, in the fourth quarter of fiscal 2009.

Non-GAAP Results

Non-GAAP net loss in the fourth quarter of 2010 was $2.0 million, or $0.21 per share. This compares with non-GAAP net loss of $1.8 million, or $0.18 per share, in the prior quarter and non-GAAP net loss of $2.0 million, or $0.21 per share, in the fourth quarter of fiscal 2009.

For the fourth quarter of 2010, non-GAAP net loss was calculated by excluding non-cash stock-based compensation expense of $50,000 and a reversal of certain non-cash stock-based compensation of $74,000. For the prior quarter, non-GAAP net loss was calculated by excluding non-cash stock-based compensation expense of $140,000 and restructuring expense of $63,000. For the year ago period, non-GAAP net loss was calculated by excluding certain restructuring charges of $1.2 million, inventory reserves and bad debt expense due to a customer liquidation of $191,000 and non-cash stock-based compensation expense of $32,000.

Cash, cash equivalents and investments as of December 31, 2010 were $23.5 million, compared with $24.7 million as of September 30, 2010.

"During Q4 we saw decreasing demand for our legacy products, however that was counter-balanced by demand for new products that are utilized in next generation, high capacity, IP-based radios. While we are seeing continuing progress in the market acceptance of our microwave and millimeter wave integrated circuit product line, revenues are still modest as we go through the lengthy sales, design, qualification and production ramp cycles with our customers," said John Mikulsky, Endwave's President and Chief Executive Officer. "Using our years of experience in the microwave radio market as a basis, we are also expanding our marketing activities into adjacent markets in order to develop new revenue streams."

Full Year 2010 Results

For the full year, revenues were $16.7 million, compared with $19.5 million for 2009.

GAAP net loss for the year ended December 31, 2010 was $8.1 million, or $0.83 per share compared with GAAP net income for 2009 of $6.9 million, or $0.73 per share. Non-GAAP net loss for the year ended December 31, 2010 was $7.7 million, or $0.78 per share, compared with a non-GAAP net loss for the year ended December 31, 2009 of $6.0 million, or $0.63 per share. For 2010, non-GAAP net loss was calculated by excluding non-cash stock-based compensation expense of $386,000 and certain restructuring charges of $49,000. For 2009, non-GAAP net loss was calculated by excluding income from discontinued operations of $17.6 million, net of taxes, certain restructuring charges of $2.4 million, non-cash stock-based compensation expense of $2.0 million, and inventory reserves and bad debt expense due to a customer liquidation of $191,000.

Announced Merger with GigOptix

"On February 7, we announced our merger agreement with GigOptix.    We believe that when the transaction closes, the combined company will be well-positioned to become a high speed, high frequency leader for optical and wireless communications," said Mikulsky. "We anticipate this transaction will bring added value to our customers and stockholders by capitalizing on the increasing network bandwidth demands and leveraging our combined product portfolios in high speed fiber and wireless communications."

The transaction is expected to close in the second quarter of 2011, and the combined company will retain the name GigOptix, Inc.

Restructuring Activity

In order to reduce operating expenses, the company currently expects to restructure its organization by reducing its workforce by an estimated 14 employees, or 27 percent, in March and closing its facilities both in Salem, New Hampshire and Folsom, California by the end of April. It anticipates annualized savings of approximately $1.2 million from these actions. The company will incur cash charges of approximately $700,000 related to the restructuring, plus a non-cash restructuring charge related to the acceleration of certain stock awards for the affected personnel.

"Over the past several years, we have been diligent at reducing our expenses to better align them with our revenue projections.   This action is a continuation of those efforts," said Curt Sacks, Endwave's Senior Vice President and Chief Financial Officer. "We continue to maintain our investment in key R&D functions and believe that these restructuring activities will not impact our core operations."

Conference Call

Endwave Corporation will hold a conference call to discuss its financial results today at 1:30 p.m. Pacific Time (PT).  Investors are invited to participate in the conference call by dialing (480) 629-9644 (Conference ID: 4407641) by 1:20 p.m. PT or by listening to a live webcast of the call on the investor relations section of the Company's website at www.endwave.com. A replay of the call will be available until March 4.  For those who wish to access a replay of the call or webcast, please be advised that it will become available tomorrow, February 25 th, subsequent to the Company's filing of Form 425 with the Securities and Exchange Commission. To access the recording, dial (303) 590-3030 (Access Code: 4407641) or by listening to the archived webcast of the call on the investor relations section of the Company's website at www.endwave.com.

Where You Can Find Additional Information

In connection with the proposed merger with GigOptix, Inc. ("GigOptix"), GigOptix will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a proxy statement of Endwave and a prospectus of GigOptix. The definitive proxy statement/prospectus will be mailed to stockholders of Endwave. Endwave urges investors and security holders to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information about the proposed transaction. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by GigOptix and Endwave with the SEC at the SEC's website at www.sec.gov. The proxy statement/prospectus (when it is available) and other documents filed by GigOptix or Endwave with the SEC relating to the proposed transaction may also be obtained for free by accessing GigOptix's website at www.gigoptix.com by clicking on the link for "Investor", then clicking on the link for "SEC Filings", or by accessing Endwave's website at www.endwave.com and clicking on the "Company" link and then clicking on the link for "SEC Filings" underneath the heading "Investor Relations".

About Endwave

Endwave Corporation designs, manufactures and markets high frequency RF solutions and semiconductor products that enable the transmission, reception and processing of high-frequency signals in the telecommunications, satellite communications, electronic instruments and defense and security markets. Endwave has 43 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in San Jose, CA, with operations in Salem, NH, Folsom, CA and Chiang Mai, Thailand. Additional information about the company can be accessed from the company's web site at http://www.endwave.com.

The Endwave Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7711

Use of Non-GAAP Financial Information

To supplement Endwave's condensed consolidated financial statements presented in accordance with GAAP, Endwave uses certain measures of financial performance that are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. These non-GAAP measures include net income (loss) and net income (loss) per share data that are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors' overall understanding of Endwave's current financial performance and Endwave's prospects for the future. Specifically, Endwave believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release and the conference call referred to in this press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release or on the conference call thatare not statements of historical fact may be deemed to be forward-looking statements. Words such as "plans," "intends," "expects," "believes" and similar expressions are intended to identify these forward-looking statements. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: the proposed merger with GigOptix, Inc.; market acceptance and growth in revenues of our new semiconductor product line; our suppliers' abilities to deliver raw materials to our specifications and on time; our customer and market concentration; our ability to achieve revenue growth and maintain profitability; our successful implementation of next-generation programs, including inventory transitions; our ability to penetrate new markets; fluctuations in our operating results from quarter to quarter; our reliance on third-party manufacturers and semiconductor foundries; component, design or manufacturing defects in our products; our dependence on key personnel; our ability to develop new or improved semiconductor process technologies; and fluctuations in the price of our common stock. Forward-looking statements contained in this press release and on our conference call should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under "Risk Factors" in Endwave's most recent Annual Report on Form 10-K and subsequently-filed reports on Form 10-Q. Endwave does not undertake any obligation to update such forward-looking statements.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31, 2010	December 31, 2009

Assets
Current assets
Cash and cash equivalents	$ 7,147	$ 55,158
Short-term investments	16,380	11,307
Accounts receivables, net	2,600	3,009
Inventories	3,719	4,879
Other current assets	554	788
Total current assets	30,400	75,141
Property and equipment, net	2,048	1,796
Other assets	26	179
Restricted cash	--	--
Total assets	$ 32,474	$ 77,116

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 1,837	$ 1,726
Accrued warranty	614	1,087
Accrued compensation	626	590
Other current liabilities	751	996
Total current liabilities	3,828	4,399

Other long-term liabilities	358	765
Total stockholders' equity	28,288	71,952
Total liabilities and stockholders' equity	$ 32,474	$ 77,116

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended		Twelve months ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Total revenues	$ 4,071	$ 3,554	$ 16,716	$ 19,502
Costs and expenses:
Cost of product revenues	3,406	3,366	14,002	14,791
Research and development	1,305	1,020	4,607	5,483
Sales and marketing	409	527	2,154	2,183
General and administrative	942	972	3,951	5,577
Restructuring	--	1,196	49	2,408
Total costs and expenses	6,062	7,081	24,763	30,442
Loss from continuing operations	(1,991)	(3,527)	(8,047)	(10,940)
Interest and other income (expense), net	(5)	12	(45)	209
Loss from continuing operations before benefit for income taxes	(1,996)	(3,515)	(8,092)	(10,731)
Benefit for income taxes	--	(73)	--	(105)
Loss from continuing operations	(1,996)	(3,442)	(8,092)	(10,626)
Income (loss) from discontinued operations, net of tax	--	--	--	17,571
Net income (loss)	$ (1,996)	$ (3,442)	$ (8,092)	$ 6,945

Basic and diluted net loss per share from continuing operations	$ (0.20)	$ (0.36)	$ (0.83)	$ (1.12)
Basic and diluted net income (loss) per share from discontinued operations	$ --	$ --	$ --	$ 1.84
Basic and diluted net income (loss) per share	$ (0.20)	$ (0.36)	$ (0.83)	$ 0.73
Shares used in calculating basic and diluted net income (loss) per share	9,822,947	9,672,884	9,774,161	9,526,358

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended		Twelve months ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Total revenues	$ 4,071	$ 3,554	$ 16,716	$ 19,502
Costs and expenses:
Cost of product revenues	3,436	3,320	14,026	14,555
Research and development	1,334	1,068	4,571	5,157
Sales and marketing	424	438	2,100	1,704
General and administrative	892	836	3,631	4,442
Total costs and expenses	6,086	5,662	24,328	25,858
Loss from operations	(2,015)	(2,108)	(7,612)	(6,356)
Interest and other income (expense), net	(5)	12	(45)	209
Loss before benefit for income taxes	(2,020)	(2,096)	(7,657)	(6,147)
Benefit for income taxes		(73)	--	(105)
Net loss	$ (2,020)	$ (2,023)	$ (7,657)	$ (6,042)
Basic and diluted net loss per share	$ (0.21)	$ (0.21)	$ (0.78)	$ (0.63)
Shares used in calculating basic and diluted net loss per share	9,822,947	9,672,884	9,774,161	9,526,358

Basis of presentation:
1.Non-GAAP operating results exclude non-cash stock compensation expense, restructuring, costs and expenses related to a customer liquidation/reorganization and discontinued operations.

GAAP TO NON-GAAP NET INCOME (LOSS) RECONCILIATION
(in thousands)
(unaudited)

	Three months ended		Twelve months ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
GAAP net income (loss )	$ (1,996)	$ (3,442)	$ (8,092)	$ 6,945
Cost of product revenues, stock-based compensation expense	(30)	(40)	(24)	150
Cost of product revenues, inventory reserve due to customer liquidation/reorganization	--	86	--	86
Research and development, stock-based compensation expense	(29)	(48)	36	326
Sales and marketing, stock-based compensation expense	(15)	(16)	54	374
General and administrative, stock-based compensation expense	50	136	320	1,135
Restructuring	--	1,196	49	2,408
Bad debt expense due to customer liquidation/reorganization	--	105	--	105
(Income) loss from discontinued operations, net of tax	--	--	--	(17,571)
Non-GAAP net loss	$ (2,020)	$ (2,023)	$ (7,657)	$ (6,042)
CONTACT: Mary McGowan
         Summit IR Group Inc.
         (408) 404-5401
         mary@summitirgroup.com